530-8th Avenue S.W., Calgary, AB T2P 3S8 Tel.: (403) 267-6800 Fax: (403) 267-6529

August 25, 2003

British Columbia Securities Commission

Nova Scotia Securities Commission

Alberta Securities Commission

Registrar of Securities, Prince Edward Island

Saskatchewan Securities Commission

Office of the Administrator, New Brunswick

The Manitoba Securities Commission

Securities Commission of Newfoundland

Ontario Securities Commission

Commission des valeurs mobilières du Québec

Toronto Stock Exchange (TSX)

Dear Sirs:

Subject:

Provident Energy Trust

We advise the following with respect to the upcoming Meeting of Unitholders for the subject Trust:

1.

Meeting Type

: Special

2.

Security Description of Voting Issue

: Trust Units

3.

CUSIP Number

: 743 86K 104

4.

Record Date

: August 12, 2003

5.

Meeting Date

: September 17, 2003

6.

Meeting Location

: Calgary, AB

Yours truly,

COMPUTERSHARE TRUST COMPANY OF CANADA

“signed by”

Brent Jopko

Assistant Corporate Trust Officer

Direct Dial No. (403) 267-6558

cc:

Provident Energy Trust

Attention:     Tom Buchanan